                                                                   EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ____________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

   Check if an application to determine eligibility of a Trustee pursuant to
                            Section 305(b)(2) _____

                             ____________________

                                 CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                              13-5266470
                                                           (I.R.S. employer
                                                           identification no.)

     399 Park Avenue, New York, New York                       10043
     (Address of principal executive office)                 (Zip Code)

                             ____________________

                      Williams Holdings of Delaware, Inc.
              (Exact name of obligor as specified in its charter)

  Delaware                                                  73-1455707
  (State or other jurisdiction of                        (I.R.S. employer
  incorporation or organization)                        identification no.)

  One Williams Center
   Tulsa, Oklahoma                                             74172
  (Address of Principal Executive Offices)                   (Zip Code)



                             ____________________

                            Senior Debt Securities
                         Subordinated Debt Securities
                      (Title of the indenture securities)



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Item 1.   General Information.

              Furnish the following information as to the trustee:

          (a)    Name and address of each examining or supervising authority to which it is subject.

                 Name                                       Address
                 ----                                       -------

                 Comptroller of the Currency,               Washington, D.C.

                 Federal Reserve Bank of New York           New York, NY

                 Federal Deposit Insurance Corporation      Washington, D.C.

          (b)    Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2.   Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None.

Item 16.  List of Exhibits.

                 Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                 Exhibit 2 - Copy of certificate of authority of the Trustee to commence business.. (Exhibit 2 to T-1 to Registration Statement No. 2-29577)

                 Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T- 1 to Registration Statement No. 2-55519)

                 Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

                 Exhibit 5 -  Not applicable.

                 Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)





                                       2
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                 Exhibit 7 -  Copy of the latest Report of Condition of
                 Citibank, N.A (as of June 30, 1995 -attached).

                 Exhibit 8 -  Not applicable.

                 Exhibit 9 -  Not applicable.


                          _________________________

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 11th day of September, 1995.


                                                CITIBANK, N.A.


                                                By: s/Robert Kirchner
                                                    -----------------
                                                    Robert Kirchner
                                                    Vice President

                                Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District

         REPORT OF CONDITION CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF Citibank, N.A. of New York in the State of New York, at the close of business on June 30, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS                                                                                               Thousands of dollars
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin   . . . . . . . . . . . . . . . . . . . . .           $  7,397,000
   Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              9,242,000

Securities:
   Held-to-maturity securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              4,013,000
   Available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             12,199,000

Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
   Federal funds sold   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              3,468,000
   Securities purchased under agreements to resell  . . . . . . . . . . . . . . . . . . . . . . .                519,000

Loans and leases financing receivables:
   Loans and leases, net of unearned income     . . . . . . . . . . . . . . . . . . . . . . . . .           $136,294,000
   LESS: Allowance for loan and lease losses  . . . . . . . . . . . . . . . . . . . . . . . . . .              4,401,000
   Loans and leases, net of unearned income, allowance, and reserve   . . . . . . . . . . . . . .            131,893,000

Trading assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             33,328,000
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . . . . .              3,463,000
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1,299,000
Investments in unconsolidated subsidiaries and associated companies . . . . . . . . . . . . . . .              1,039,000
Customers  liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . . .              1,408,000
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 14,000
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7,825,000
                                                                                                            ------------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $217,107,000
                                                                                                            ============

LIABILITIES

Deposits:
   In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $ 33,302,000
   Noninterest-bearing      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $ 11,799,000
   Interest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             21,503,000
   In foreign offices, Edge and Agreement subsidiaries, and IBFs  . . . . . . . . . . . . . . . .            116,776,000
   Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              8,429,000
   Interest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            108,347,000
   Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
       Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1,756,000
       Securities sold under agreements to repurchase . . . . . . . . . . . . . . . . . . . . . .                675,000
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             22,079,000
Other borrowed money:
   With original maturity of one year or less   . . . . . . . . . . . . . . . . . . . . . . . . .              8,224,000
   With original maturity of more than one year   . . . . . . . . . . . . . . . . . . . . . . . .              4,321,000
Mortgage indebtedness and obligations under capitalized leases  . . . . . . . . . . . . . . . . .                107,000
Bank s liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . . .              1,418,000
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              5,700,000
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7,752,000
                                                                                                            ------------
TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $202,110,000
                                                                                                            ============

EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $    751,000
Surplus     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              6,686,000
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              7,855,000
Net unrealized holding gains (losses) on available-for-sale securities  . . . . . . . . . . . . .                246,000
Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . . . .               (541,000)
                                                                                                             -----------
TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $ 14,997,000
                                                                                                            ============
TOTAL LIABILITIES, LIMITED LIFE PREFERRED STOCK, AND EQUITY CAPITAL . . . . . . . . . . . . . . .           $217,107,000
                                                                                                            ============

   I, Roger W. Trupin, Controller of the abovenamed bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

   ROGER W. TRUPIN We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                PAUL J. COLLINS
                             CHRISTOPHER J. STEFFEN
                               WILLIAM R. RHODES
                                   Directors